EXTENSION AGREEMENT

	Scientific Industries, Inc., a Delaware corporation (the "Company"), and Joseph G. Cremonese and Laboratory Innovations Company, Ltd, (collectively, the "Consultant") do hereby agree that the engagement of the Consultant by the Company pursuant to the Fifth Amended and Restated Consultant Agreement, dated January 20, 2012, (the "Restatement") shall be extended through December 31, 2013 on the same terms as the Restatement.

Dated: November 29, 2012


					SCIENTIFIC INDUSTRIES, INC.


					By:  /s/Helena R. Santos
                                        ____________________________
					Helena R. Santos, President




					JOSEPH G. CREMONESE

                                        /s/ Joseph G. Cremonese
					_________________________________



					LABORATORY INNOVATIONS COMPANY, LTD


					By:  /s/ Joseph G. Cremonese
                                        ____________________________
					Joseph G. Cremonese